Exhibit 15

Consent of Independent Auditors

We hereby consent to the incorporation by reference in SCOR’s Registration Statements on Form S-8 (Nos. 333-121550 and 333-122237) of our report dated ___, 2005 relating to the consolidated financial statements and financial statement schedule, which appears on page F-1 to SCOR’s Annual Report on Form 20-F for the year ended December 31, 2004.

April 29, 2005
Paris, France	Ernst & Young

/s/ Alain Vincent

Name: Alain Vincent